Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Fourth Quarter 2023 Results
____________________________________________________________________________________________________
Newton, MA (February 20, 2024): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and year ended December 31, 2023, which can be found at the Quarterly Results section of SEVN's website at https://sevnreit.com/investors/financial-information/default.aspx.
A conference call to discuss SEVN's fourth quarter 2023 results will be held on Wednesday, February 21, 2024 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, February 28, 2024. To access the replay, dial (412) 317-0088. The replay pass code is 9089958. A live audio webcast of the conference call will also be available in listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's fourth quarter conference call in any way are strictly prohibited without the prior written consent of SEVN.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 332-9530